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                               PALMER & DODGE LLP



TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420

                                October 10, 2001



TECO Energy, Inc.
702 North Franklin Street
Tampa, Florida 33602

Ladies and Gentlemen:

     Reference is made to our opinion dated May 24, 2001 and included as Exhibit
5.1 to the Registration Statement on Form S-3 (Registration No. 333-61758) (the "Registration Statement") filed on May 25, 2001 by TECO Energy, Inc, a Florida corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") filed on or about October 10, 2001 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 3,500,000 shares of the Company's common stock, $1.00 par value per share (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

     We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement.

                                               Very truly yours,

                                               /s/ Palmer & Dodge LLP

                                               PALMER & DODGE LLP